Exhibit 99.1

January 27, 2012

Dear Team Members –

Last week members of the Winn-Dixie / BI-LO integration planning teams met in Jacksonville to begin planning a process to efficiently and effectively merge the two companies. Led by Winn-Dixie and BI-LO chief financial officers Bennett Nussbaum and Brian Carney, the meetings allowed members of our two organizations to begin building mutually respectful working relationships that will serve as the foundation of our successful integration. I thank Bennett and Brian for their leadership and collaborative working style. While no merger is easy, Bennett and Brian seem to be enjoying the process.

Leadership of this caliber is not common, which is why I am pleased to inform you of two important senior management changes at Winn-Dixie and BI-LO. First, Brian will be appointed the CFO of the combined company, effective upon completion of the merger, which we expect to close within 60 to 120 days of the announcement on December 19. Until then, Bennett will continue to serve as CFO of Winn-Dixie. Upon completion of the merger, Bennett will become the company’s Integration Lead, reporting directly to Randall Onstead, the combined company’s CEO and President. In this important role, Bennett will lead all integration activities for the combined company.

Brian currently serves as executive vice president and CFO of BI-LO, a position he has held since 2005. Prior to that time, Brian had served in the same position with specialty retailer Jo-Ann Stores from 1997 to 2005; as senior vice president of finance for drug store retailer Revco from 1989 to 1997; and as an audit manager with public accounting firm Arthur Andersen & Co. from 1982 to 1989.

I’ve enjoyed getting to know Brian these past weeks, and I am confident he will help take the combined company to the next level.

Bennett has been a trusted business partner and advisor to me relative to our strategic direction throughout his seven-year journey with Winn-Dixie. Like bookends on a shelf, in the beginning he was instrumental in our successful exit from Chapter 11, and now it provides me great comfort knowing he will equip Winn-Dixie and BI-LO with a roadmap to achieve a very successful integration of the two companies.

Please join me in congratulating Brian and Bennett on their new roles in the combined company effective upon completion of the merger.

Until then, I’ll see you in the stores.

Peter Lynch
Chairman, CEO and President

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the preliminary proxy statement, as well as the definitive proxy statements regarding the merger, which will be filed with the SEC.